EXHIBIT 3.1

ARTICLES OF INCORPORATION OF
SOLITARIO EXPLORATION & ROYALTY CORP., AS AMENDED

Name

The name of this corporation is Solitario Exploration & Royalty Corp.

ARTICLE I

Duration

This corporation shall have perpetual existence.

ARTICLE II

Purpose

          The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Colorado Corporation Code.

ARTICLE III

Powers

          The powers of this corporation shall be those powers granted by the Colorado Corporation code, as amended, including any additional powers granted by amendments to said Code after the formation of this corporation, including the power, without limitation, to hold federal mineral leases, licenses, and prospecting permits of all kinds.

ARTICLE IV

Capital stock

          A. The total number of shares which the corporation is authorized to issue is Sixty Million (60,000,000) shares of $.01 par value, consisting of Fifty Million (50,000,000) shares of Common Stock of $.01 par value and Ten Million (10,000,000) shares of Preferred Stock of $.01 par value.

          B. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation, as Amended of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this corporation, may amend these Articles of Incorporation, as Amended to delete all references to such series.

ARTICLE V

No Preemptive Rights

          Except as may otherwise be provided by the Board of Directors, no holder of any shares of this corporation shall have any preemptive right to purchase, subscribe for or

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otherwise acquire any securities of this corporation of any class or kind now or hereafter authorized.

ARTICLE VI

Directors

          A. This corporation shall have at least three (3) Directors (except that there need be only as many Directors as there are shareholders in the event the outstanding shares are held of record by fewer than three shareholders), the actual number to be prescribed in the Bylaws. The number of Directors may be increased or decreased from time to time by amendment of the Bylaws. However, no decrease shall have the effect of shortening the term of any incumbent Director.

          B. Except as specified in paragraphs C and D of this Article VI, the term of the Directors shall be until the next annual meeting of the shareholders of this corporation after their election and until their successors shall have been elected and are qualified, unless removed in accordance with the provisions of paragraph E of this Article VI.

          C. Upon the first election of Directors by the shareholders of this corporation after an increase in the number of Directors of this corporation to nine or more, the Directors shall be divided into three classes. Each class shall be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of members of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

          D. Any vacancies in the Board of Directors for any reason, and any newly created Directorships resulting from any increase in the number of Directors, may be filled only by the Board of Directors, acting by vote of a majority of the Directors then in office, although less than a quorum. Any Director so chosen shall hold office for the unexpired term of such Director's predecessor in office or, if chosen to hold a newly created Directorship, shall hold office until the next succeeding annual election of Directors and until such Director's successor shall be elected and qualified.

          E. Any Director or the entire board of Directors may be removed from office with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at an election of Directors. No amendment to this paragraph E shall be effective to expand the circumstances under which a Director in office at the time such amendment becomes effective may be removed.

          F. In evaluating an offer by another party to make a tender offer or exchange offer for securities of this corporation, or to effect a merger or consolidation involving this corporation, or to acquire all or substantially all the assets of this corporation, or otherwise to acquire control of this corporation, the Board of Directors, in considering the best interests of this corporation, may consider the extent to which any such offer furthers the purposes of this corporation as stated herein and may consider the social, legal, economic or other effects of any such offer upon employees, customers, suppliers and other constituencies of this corporation, communities in which this corporation is located or operates, and all other relevant factors.

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          G. Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, and advance notice of business to be conducted at any annual meeting of shareholders, other than business proposed by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

ARTICLE VII

Special Meeting of Shareholders

         Special meetings of the shareholders of this corporation may be called by the Chairman of the Board of Directors, the President, or any two or more Directors of this corporation for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the secretary of this corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

ARTICLE VIII

Actions Relating to the Bylaws

          The Bylaws of this corporation may be adopted, altered, amended or repealed or new bylaws enacted only: (i) upon receiving the affirmative vote of a majority of the Board of Directors; or (ii) at any annual meeting of the shareholders, if notice thereof is contained in the notice of such meeting (or any special meeting thereof duly called for that purpose), by the affirmative vote of the holders of a majority of the voting power of the outstanding share of stock entitled to vote thereon, in addition to any other vote required for such action by law or the provisions of any other class or series of stock of this corporation.

ARTICLE IX

Reserved Rights

          This corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or as permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

ARTICLE X

No Cumulative Voting

          There shall be no cumulative voting of the shares in this corporation.

ARTICLE XI

Limitation on Director Liability

          To the fullest extent permitted by Colorado law as now or hereafter in effect, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for his or her conduct as a Director. Any amendment to or repeal of this Article XI shall not adversely affect any right of a Director of this corporation hereunder with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE XII

Indemnification of Directors

          To the fullest extent permitted by Colorado law as now or hereafter in effect, this corporation is authorized to indemnify any Director of this corporation. The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of

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agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article XII shall not adversely affect any right of a Director of this corporation hereunder with respect to any right to indemnification that arises prior to such amendment or repeal.

ARTICLE XIII

Registered Agent and Registered Office

          The registered agent of this corporation in the State of Colorado is The Corporation Company. The street address of the registered agent at the registered office of this corporation in the State of Colorado is 1675 Broadway, Denver, Colorado, 80202.

James R. Maronick,
Corporate Secretary

Christopher E. Herald
Its President

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